UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

November 14, 2007 (November 7, 2007)

Date of Report (Date of earliest event reported):

BEA SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-22369	77-0394711
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

2315 North First Street, San Jose, CA	95131
(Address of Principal Executive Office)	(Zip Code)

(408) 570-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

The Board of Directors (the “Board”) of BEA Systems, Inc. (the “Company”) recognizes that the possibility of a change in control of the Company, and the uncertainty it creates, may result in the loss or distraction of employees of the Company to the detriment of the Company and its stockholders. The Board considers the avoidance of such loss and distraction to be essential to protecting and enhancing the best interests of the Company and its stockholders. To help ensure that the Company has the continued attention and dedication of its employees and the availability of their continued service, on November 7, 2007, the Board adopted the BEA Systems, Inc. Change in Control Severance Plan, which covers substantially all regular, full-time employees and part-time employees who are scheduled to work at least twenty hours per week, in each case, who are not covered by individual change in control employment agreements.

Under the terms of the plan, if, during the one year period following a change in control of the Company, a participant’s employment is terminated by the Company without “cause” or by the participant for “good reason,” the participant will receive (i) lump sum severance benefits of from three to 12 months of the participant’s targeted compensation, depending on the participant’s job level, (ii) continued payment of the cost of the participant’s premiums for health continuation coverage under COBRA for a period equal to the number of months of severance pay, and (iii) immediate vesting and, if applicable, exercisability of fifty percent of the unvested portion of each grant of the participant’s stock options, restricted stock, restricted stock units and other equity-based award that is outstanding and unvested as of the date of termination. The plan does not include any Section 16 officers of the Company.

In addition, on November 8, 2007, the Company entered into change in control employment agreements with each of Messrs. Mark Carges, David Gai and Richard Geraffo that are substantially identical to the change in control employment agreements to which such individuals were previously party, except that the new agreements increase the severance multiples payable under the agreements from “one times” annual base salary and annual bonus, as determined under the applicable agreements, to “two times” annual base salary and annual bonus, as so determined. The Board believes that these increases are appropriate in order to conform the severance payable to these executives with those payable to similarly situated executives at the Company and in order to provide the executives with a level of severance benefits that the Board believes is appropriate to help ensure the continued dedication of the executives. There are no other increases in severance payments or benefits to Section 16 officers of the Company.

Additional terms and conditions are set forth in the Change in Control Severance Plan and the change in control employment agreements, copies of which are filed with this report as Exhibit 10.1, Exhibit 10.2, Exhibit 10.3 and Exhibit 10.4. The foregoing descriptions are subject to, and qualified in their entirety by, the applicable plan and agreements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	BEA Systems, Inc. Change in Control Severance Plan

10.2	Employment Agreement by and between the Company and Mark Carges dated as of November 8, 2007

10.3	Employment Agreement by and between the Company and David Gai dated as of November 8, 2007

10.4	Employment Agreement by and between the Company and Richard Geraffo dated as of November 8, 2007

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEA SYSTEMS, INC.

Date: November 14, 2007	By:	/s/ Mark P. Dentinger
Mark P. Dentinger
Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit Number	Description
10.1	BEA Systems, Inc. Change in Control Severance Plan

10.2	Employment Agreement by and between the Company and Mark Carges dated as of November 8, 2007

10.3	Employment Agreement by and between the Company and David Gai dated as of November 8, 2007

10.4	Employment Agreement by and between the Company and Richard Geraffo dated as of November 8, 2007

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